Exhibit 4.4
                           THE DEWOLFE COMPANIES, INC.

                             1998 STOCK OPTION PLAN

                                   Article 1.
                     Establishment, Objectives, and Duration

     1.1 Establishment of the Plan. THE DEWOLFE COMPANIES, INC., a Massachusetts corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as The DeWolfe Companies, Inc. 1998 Stock Option Plan (hereinafter referred to as the "Plan"), as set forth in this document.

     Subject to the provisions of Article 12 hereof, the Plan shall become effective as of February 10, 1998 (the "Effective Date") and shall remain in effect as provided in Section 1.4 hereof.

     1.2 Prior Plans Superseded. The Plan is intended to and hereby does replace and supersede the Company's 1992 Stock Option Plan, as amended (the "1992 Plan"), and the Company's 1992 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"), and as of the Effective Date, the 1992 Plan is hereby terminated in accordance with the provisions of Section 13 of the 1992 Plan and the 1992 Director Plan is hereby discontinued in accordance with the provisions of Section 10 of the Director Plan, provided, however, that all outstanding options under the 1992 Plan and the 1992 Director Plan shall remain in full force and effect in accordance with the 1992 Plan and the 1992 Director Plan, as the case may be, as in effect immediately prior to the Effective Date.

     1.3 Purpose of the Plan. The purpose of this Plan is to benefit the Company and its subsidiaries by enabling the Company to offer to certain present and future Employees, Directors, and consultants (including sales associates) stock based incentives in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or subsidiaries.

     1.4 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 9 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.


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                                   Article 2.

                                   Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     "Board" or "Board of Directors" means the Board of Directors of the Company.

     "Change of Control" of the Company shall mean:

          (a) The Company is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than by the Acquiror or any corporation or other legal person controlling, controlled by or under common control with the Acquiror;

          (b) The Company sells all or substantially all of its business and/or assets to an Acquiror, of which less than 75% of the outstanding voting securities or other capital interests are owned in the aggregate by the stockholders of the Company, directly or indirectly, immediately prior to such sale, other than by any corporation or other legal person controlling, controlled by or under common control with the Acquiror; or

          (c) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Company was approved by a vote of at least two-thirds of such directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor legislation thereto.

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     "Committee" means the Committee as specified in Article 3 herein appointed by the Board to administer the Plan with respect to grants of Options.

     "Common Stock" means the common stock of the Company.

     "Company" means The DeWolfe Companies, Inc. a Massachusetts corporation, as well as any successor to such entity as provided in Article 11 herein.

     "Director" means any individual who is a member of the Board of Directors of the Company.

     "Disability" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan. If no long term disability plan is in place with respect to a Participant, then with respect to that Participant, Disability shall mean: for the first 24 months of disability, that the Participant is unable to perform his or her job; thereafter, that the Participant is unable to perform any and every duty of any gainful occupation for which the Participant is reasonably suited by training, education or experience.

     "Effective Date" shall have the meaning ascribed to such term in Section
1.1 hereof.

     "Employee" means any employee of the Company or any Subsidiary.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     "Fair Market Value" shall (i) for purposes of setting any Option Price, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, or unless the Committee otherwise determines, mean as of the date of grant of the Option, the average of the high and low trading prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the trading date immediately preceding such date of grant; and (ii) for purposes of the valuation of any Shares delivered in payment of the Option Price upon the exercise of an Option, for purposes of the valuation of any Shares withheld to pay taxes due in connection with the exercise of an Option, mean the average of the high and low sales prices of the Common Stock on the American Stock Exchange (as reported in The Wall Street Journal) on the date of exercise (or if the date of exercise is not a trading day, on the trading day next preceding the date of exercise).


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     "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     "Insider" shall mean an individual who is, on the relevant date, an officer, director or more than ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act and the regulations promulgated thereunder.

     "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     "Option" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

     "Option Agreement" means a writing provided by the Company to each Participant setting forth the terms and provisions applicable to Options granted under this Plan. The Participant's acceptance of the terms of the Option Agreement shall be evidenced by the continued rendering by the Participant of services on behalf of the Company or its subsidiaries without written objection before any exercise of the Option. If the Participant objects in writing, the grant of the Option shall be revoked.

     "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     "Participant" means an Employee, a Director or a consultant (including a sales associate) who has outstanding an Option granted under the Plan.

     "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Code
Section 162(m).

     "Retirement" means the Participant's termination of employment with the Company or its Subsidiaries on or after the date on which the Participant becomes eligible to receive normal or early retirement benefits under The DeWolfe Companies, Inc. 401(k) Retirement Plan, or such successor plan as may be



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implemented in the future. If the Participant is not a participant in the 401(k)
Retirement Plan, then retirement may occur on or after the date the Participant has achieved the minimum age or combination of age and service with the Company and its Subsidiaries that would be required to receive an immediate annuity from the 401(k) Retirement Plan if he or she were a participant. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that a Participant has met the criteria for a Retirement termination from the Company.

     "Shares" means shares of Common Stock of the Company.

     "Subsidiary" means any corporation, partnership, joint venture, affiliate, or other entity in which the Company is the direct or indirect beneficial owner of not less than 20% of all issued and outstanding equity interests.

                                   Article 3.

                                 Administration

     3.1 The Committee. The Plan shall be administered by the Stock Option Committee of the Board, or by any other Committee appointed by the Board. If and to the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the full Board. Notwithstanding the foregoing, no option shall be granted to any member of the Committee unless such grant is approved by the unanimous vote of the Board (which may be by written consent), and with respect to any such Options to be granted to a member of the Committee any reference to the Committee in this Plan shall instead refer to the full Board.

     3.2 Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees, Directors and consultants (including sales associates) who shall participate in the Plan; determine the sizes and types of Options; determine the terms and conditions of Options in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 9 herein) amend the terms and conditions of any outstanding Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate the authority granted to it herein.


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     3.3 Decisions Binding. All determinations and decisions made by the
Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, consultants (including sales associates) Participants, and their estates and beneficiaries.

                                   Article 4.

     Shares Subject to the Plan and Maximum Number of Shares Subject to Options

     4.1 Shares Available for Options. The aggregate number of Shares which may be issued or used for reference purposes under this Plan or with respect to which Options may be granted shall not exceed 400,000 Shares (subject to adjustment as provided in Section 4.3), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company.
Upon:

          (a) a cancellation, termination, expiration, forfeiture, or lapse for any reason of any Option; or

          (b) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option with previously acquired Shares or by withholding Shares which otherwise would be acquired on exercise, then the number of Shares underlying any such Option which were not issued as a result of any of the foregoing actions shall again be available for the purposes of Options thereafter granted under the Plan.

     4.2 Individual Participant Limitations. Unless and until the Committee determines that an Option to a Named Executive Officer shall not be designed to comply with the Performance-Based Exception, and subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Options that may be granted in any one fiscal year to a Participant shall be 100,000.

     4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section
368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for Options, the number and class of and/or price of Shares subject to outstanding Options granted under the Plan and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to



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be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number subject to any Option shall always be a whole number.

                                   Article 5.

                          Eligibility and Participation

     5.1 Eligibility. Persons eligible to participate in this Plan include all officers and other employees of the Company and its Subsidiaries, Directors and consultants (including sales associates) to the Company and its Subsidiaries, as determined by the Committee.

     5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Directors and consultants (including sales associates), those to whom Options shall be granted and shall determine the terms, conditions and amount of each Option.

                                   Article 6.

                            Granting of Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to one or more Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. The Committee may grant Nonqualified Stock Options or Incentive Stock Options. The Committee shall have complete discretion in determining the number of Options granted to each Participant (subject to Article 4 herein).

     6.2 Option Agreement. Each Option grant shall be evidenced by an Option oAgreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Option Agreement with respect to the Option also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3 Option Price. The Committee shall designate the Option Price for each grant of an Option under this Plan which Option Price shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted, and which Option Price may not be subsequently changed by the Committee except pursuant to Section 4.3 hereof or to the extent provided in the Option Agreement.


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     6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that unless otherwise designated by the Committee at the time of grant, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full either:

          (a) in cash or its equivalent,

          (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or

          (c) by a combination of (a) and (b).

     The Committee also may allow cashless exercises as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     In connection with the exercise of options granted under the Plan, the Company may make loans to the Participants as the Committee, in its discretion, may determine. Such loans shall be subject to the following terms and conditions and such other terms and conditions as the Committee shall determine not inconsistent with the Plan. Such loans shall bear interest at such rates as the Committee shall determine from time to time, which rates may be below then current market rates or may be made without interest. In no event may any such loan exceed the Fair Market Value, at the date of exercise, of the shares covered by the Option, or portion thereof, exercised by the Optionee. No loan shall have an initial term exceeding two years, but any such loan may be renewable at the discretion of the Committee. When a loan shall have been made, Shares having a

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fair market value at least equal to 150 percent of the principal amount of the loan shall be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Employment or Consulting Arrangement. Each Option Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment, service on the Board of Directors or consulting arrangement with the Company and/or its Subsidiaries. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Option Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment, director relationship or consulting agreement, including, but not limited to, termination of employment for cause or good reason, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Article 8, in the event that a Participant's Option Agreement does not set forth such termination provisions, the following termination provisions shall apply:

          (a) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated for any reason other than death, Disability or Retirement, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately; provided, however, that notwithstanding the foregoing, all Options to which the Participant has a vested right immediately prior to such termination shall be exercisable for the lesser of (i) 30 days following the date of termination or (ii) the expiration date of the Option.

          (b) In the event a Participant's employment, director relationship or consulting arrangement with the Company and/or its Subsidiaries is terminated due to death or Disability, all Options shall immediately become fully vested on the date of termination.

          (c) Subject to Article 8, in the event of termination of the Participant's employment, director relationship or consulting arrangement due to death or Disability, all Options in which the Participant has a vested right upon

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     termination shall be exercisable for a period of one (1) year following such termination, or until the expiration date of the Option, whichever is later.

          (d) Subject to Article 8, in the event of termination of the Participant's employment, director relationship or consulting arrangement due to Retirement, all Options in which the Participant has a vested right upon termination shall be exercisable until the date which is (i) three years following the date of termination or (ii) the expiration date of the Option, whichever is earlier.

     6.9 Nontransferability of Options.

          (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

          (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Option Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Option Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

                                   Article 7.

                 Rights of Employees, Directors and Consultants

     7.1 Employment or Consulting Arrangement. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or consulting arrangement at any time, nor confer upon any Participant any right to continue in the employ of or consulting arrangement with the Company or any Subsidiary, nor interfere with or limit in any way the right of the Board to remove any Participant who is a Director from service on the Board at any time in accordance with the provisions of the Company's By-laws and applicable law.

     For purposes of this Plan, temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, shall not be considered to terminate employment or to interrupt continuous employment. Temporary cessation of the provision of

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consulting services because of illness, vacation or any other reason approved in advance by the Company shall not be considered a termination of the consulting arrangement or an interruption of the continuity thereof. Conversion of a Participant's employment relationship to a consulting arrangement or from a consulting arrangement to an employment relationship shall not result in termination of previously granted Options.

     7.2 Participation. No Employee, Director or consultant shall have the right to be selected to receive an Option under this Plan, or, having been so selected, to be selected to receive a future Option.

                                   Article 8.

                                Change of Control

     Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, any and all Options granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term.

                                   Article 9.

                    Amendment, Modification, and Termination

     9.1 Amendment, Modification, and Termination. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of stockholder approval imposed by applicable law, rule or regulation.

     9.2 Options Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Option previously granted under the Plan, without the written consent of the Participant holding such Option.

                                   Article 10.

                                   Withholding

     10.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.


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     10.2 Share Withholding. With respect to withholding required upon the exercise of Options, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

                                   Article 11.

                                   Successors

     All obligations of the Company under the Plan with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

                                   Article 12.

                            Shareholder Ratification

     This Plan was adopted by the Board of Directors on February 10, 1998, subject to the ratification by the stockholders of the Company. If the Plan is ratified by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company voting in person or by proxy at the 1998 Annual Stockholders' Meeting, it shall be deemed to have become effective on the Effective Date of February 10, 1998. Options may be granted under the Plan prior to ratification of the Plan by the stockholders of the Company and, in each such case, the date of grant shall be determined without reference to the date of ratification of the Plan by stockholders of the Company; provided, however that if the Plan is not ratified by stockholders, all options granted hereunder shall be canceled and void.


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                                   Article 13.

                               Legal Construction

     13.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     13.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affoect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     13.3 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     13.4 Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     13.5 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.







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